Exhibit 21.1

Earth Sciences, Inc.
Listing of Subsidiaries

                                   BENEFICIAL
NAME                          PERCENTAGE OWNERSHIP        DESCRIPTION
--------------------------------------------------------------------------------
Domestic Corporations and Entities
----------------------------------
ESI Chemicals, Inc. -                 100%      a dormant Colorado corporation
ESI Minerals, Inc. -                  100%      a dormant Colorado corporation

Foreign Corporations and Entities
---------------------------------
ESI Resources Limited -               100%      an Alberta, Canada private
                                                corporation
Earth Sciences Extraction Company     100%      an Alberta, Canada registered
                                                limited partnership
389337 Alberta Corp.                  100%      an Alberta, Canada private
                                                corporation
Recursos Minerales VENESI C.A.        100%      a Venezuelan private corporation